PLEDGE AND ESCROW AGREEMENT

     THIS PLEDGE AND ESCROW AGREEMENT (the “Agreement”) is made and entered into as of February 28, 2007 (the “Effective Date”) by and among CARBIZ INC., a corporation organized and existing under the laws of Ontario, Canada (the “Pledgor”), TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, LUXEMBOURG, (the “Pledgee”), and JAMES G. DODRILL II, P.A., as escrow agent (“Escrow Agent”).

RECITALS:

     WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company’s obligations (the “Obligations”) to the Pledgee or any successor to the Pledgee under this Agreement, the Securities Purchase Agreement of even date herewith between the Pledgor and the Pledgee (the “Securities Purchase Agreement”), the Convertible Debentures (the “Convertible Debentures”) issued or to be issued by the Company to the Pledgee, either now or in the future, up to a total of Two Million Five Hundred Thousand Dollars ($2,500,000) of principal, plus any interest, costs, fees, and other amounts owed to the Pledgee thereunder, the Security Agreement of even date herewith between the Pledgor and the Pledgee (the “Security Agreement”), and all other contracts entered into between the parties hereto (collectively, the “Transaction Documents”), the Pledgor has agreed to irrevocably pledge to the Pledgee thirty million (30,000,000) common shares of the Pledgor (the “Pledged Shares”) with the certificate representing such securities containing any restrictive legends required under applicable United States and Canadian securities laws.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

     1. Pledge and Transfer of Pledged Shares. The Pledgor hereby grants to Pledgee a security interest in all Pledged Shares as security for Pledgor’s obligations under the Convertible Debentures. Simultaneously with the execution of the Transaction Documents, the Pledgor shall deliver to the Escrow Agent a shares certificate representing the Pledged Shares and such other transfer documents that may be required and all such documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgee under the Convertible Debentures and through repayment in accordance with the terms of the Convertible Debentures, or the termination or expiration of this Agreement.

     2. Rights Relating to Pledged Shares. Upon the occurrence of an Event of Default (as defined herein), the Pledgee shall be entitled to vote the Pledged Shares released to the Pledgee, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of such Pledged Shares. Until such time, the Pledgee shall not have voting rights with respect to the Pledged Shares and the Pledgee shall not be entitled to any dividends, distributions or other rights incident to ownership of such securities.

     3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Convertible Debentures by repayment in accordance with the terms of the Convertible Debentures, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice of full payment of the amounts due to the Pledgee under the Convertible Debentures, the Escrow Agent shall return to the Pledgor the certificates representing the Pledged Shares and any other documentation provided to the Escrow Agent (collectively the “Pledged Materials”), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Convertible Debentures, by repayment in accordance with the terms of the Convertible Debenture, this Agreement and Pledgee’s security interest and rights in and to the Pledged Shares shall terminate.

     4. Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Transaction Documents.

     5. Remedies. Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right to provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Pledgor. Subject to compliance with all applicable laws, as soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgee a certificate representing that number of Pledged Shares that will satisfy any amounts due under the Convertible Debentures and any other Pledged Material (which for the avoidance of doubt will not include any Pledged Shares not required to be delivered to the Pledgee as set forth herein) held by the Escrow Agent hereunder. Upon the occurrence of an Event of Default, the per share price of the Pledged Shares shall be equal to seventy-five percent (75%) of the lowest daily closing bid price (the “Closing Bid Price”) of the Company’s Common Shares, as quoted by Bloomberg, L.P.,, or any other securities exchange where such securities may be listed or quoted for trading, for the five (5) trading days immediately preceding the day such notice of such Event of Default is dated. Upon receipt of the Pledged Materials and subject to the terms of this Agreement and all applicable United States and Canadian securities laws, the Pledgee shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgee by the Pledgor under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of Florida. To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against the Pledgor for such amount. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares released to Pledgee in any manner it sees fit, as long as such sale or disposal is in accordance with applicable securities, corporate and any other applicable law, and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Escrow Agent shall have the absolute right to disburse the Pledged Shares to the Pledgee in batches not to exceed 9.9% of the outstanding capital of the Pledgor (which limit may be waived by the Pledgee providing not less than 65 days’ prior written notice to the Escrow Agent). Any Pledged Shares not released to the Pledgee pursuant to the terms herein shall be returned to the Pledgor to be cancelled.

     5.1. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

     5.2. In addition to all other remedies available to the Pledgee, upon an Event of Default, the Pledgor shall promptly, but in no event more than thirty (30) days after the date of the Default Notice, file a registration statement to register with the United States Securities and Exchange Commission the Pledged Shares released to the Pledgee for the resale by the Pledgee. The Pledgor shall use its best efforts to cause the registration statement to remain in effect until all of the Pledged Shares have been sold by the Pledgee.

6. Concerning the Escrow Agent.

     6.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     6.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

     6.3. Pledgee and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys’ fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

     6.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court Southern District of Florida, sitting in Miami, Florida, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor and the Pledgee for all costs, including reasonable attorneys’ fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

     6.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and the Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

     6.6. The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

     6.7 The Pledgor hereby acknowledges that the Escrow Agent is securities counsel to the Pledgee and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

     6.8 Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgor, to:	Carbiz Inc.
7405 North Tamiami Trail
Sarasota, FL 34243
Attn: Mr. Carl Ritter, CEO
Telephone: (800) 547-2277
Facsimile: (941) 308-2718

With a copy to:	Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
Attention: Thomas M. Rose, Esq.
Telephone: (757)687-7715
Facsimile: (757)687-1529

If to the Pledgee:	Trafalgar Capital Specialized
Investment Fund, Luxembourg
8-10 Rue Mathias Hardt
B{ 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman
Of Trafalgar Capital Sarl
Facsimile: 011-44-207-405-0161

With copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

     7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

     8. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state courts located in Broward County, Florida or United States District Courts for the Southern District of Florida, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

     9. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     10. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     12. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

     13. JURY TRIAL. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.

TRAFALGAR CAPITAL
SPECIALIZED INVESTMENT
FUND, LUXEMBOURG

By:	Trafalgar Capital Sarl
Its:	General Partner
By:
Name:
Title:	Portfolio Manager
Carbiz Inc.

By:

Name:

Title: CEO
Escrow Agent: James G. Dodrill II, P.A.

By:
Name:	James Dodrill, Esq.
Title	President